Exhibit 1.1
12,477,500 Trust Units
WHITING USA TRUST I
UNDERWRITING AGREEMENT
St. Petersburg, Florida
[                     ], 2008
Raymond James & Associates, Inc.
Wachovia Capital Markets, LLC
As Representatives of the Several Underwriters
     listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
     Whiting Petroleum Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 12,477,500 units of beneficial interest (the “Trust Units”) in Whiting USA Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”). The aggregate of 10,850,000 Trust Units to be purchased from the Company are called the “Firm Units.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,627,500 Trust Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Raymond James & Associates, Inc. and Wachovia Capital Markets, LLC (“Wachovia Securities”) are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”
     The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Company.
     1. Registration Statement and Prospectus. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1/S-3 (File No. 333-147543), including the related preliminary prospectus or prospectuses, relating to the Units. Such registration statement covers the registration of the Units under the Act. Promptly after execution and delivery of this Agreement, the Trust and the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Act and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A is referred to as “Rule 430A Information”. Each prospectus used in connection with the offering of the Units that omitted Rule 430A Information is herein called a “Preliminary Prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Units, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement, is herein called the “Prospectus.” If the Trust or the Company files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1/S-3 (File No. 333-147543) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act (“Rule 405”), and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or the Trust or used or referred to by the Company or the Trust in connection with the offering of the Units. “Time of Sale Information” shall mean the Preliminary Prospectus, each free writing prospectus, if any, identified in Schedule II hereto and the information set out in Schedule III hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). “Effective Date” means each date and time as of which any Registration Statement was or is declared effective by the Commission. “Time of Sale” means [            ] a.m., St. Petersburg, Florida time, on [insert day [after] [of] pricing].
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[               ] per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.
     The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 1,627,500 Additional Units at the purchase price per Unit for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units. The option to purchase Additional Units may be exercised at any time within 30 days after the date of the Prospectus, and at the Underwriters’ election, this option may be partially exercised on more than one occasion.
     3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.
Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.
     4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of the Company, 1700 Broadway, Suite 2300, Denver, Colorado at 10:00 a.m., St. Petersburg, Florida time, on [                    ] or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [                    ] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12 hereof.
     Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of the Company, 1700 Broadway, Suite 2300, Denver, Colorado at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice or notices may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Units are to be registered. The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement between the Representatives and the Company.

     Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Units sold by the Company hereunder shall be delivered by the Representatives to the Company.
     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc. or Wachovia Securities, individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     5. Covenants and Agreements.
     5.1 Of the Company. The Company covenants and agrees with the several Underwriters as follows:
          (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.
          (b) The Company will furnish to you, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.
          (c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.
          (d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission, which consent shall not be unreasonably withheld or delayed.
          (e) The Company will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without your prior consent, which consent shall not be unreasonably withheld or delayed.
          (f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
          (g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

          (h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Units, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.
          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to Section 13(i) hereof or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Trust to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Representatives and the other Underwriters, other than defaulting Underwriters, for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Representatives or the other Underwriters) reasonably incurred by the Representatives or the other Underwriters in connection herewith, up to a maximum aggregate amount of $300,000.
          (j) The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.
          (k) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any Trust Units, or other securities of the Trust, or other securities that are derived from the Subject Interests (as defined in the Conveyance, which is defined in Section 6(p) of this Agreement) that are substantially similar to the Trust Units, or securities convertible into or exchangeable for Trust Units, or sell or grant options, rights or warrants with respect to any Trust Units or securities convertible into or exchangeable for Trust Units (collectively, “Trust Securities”), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Trust Units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Trust Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters; notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Trust issues a release concerning distributable cash or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release distributable cash results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5.1(k) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing. In addition, this Section 5.1(k) shall not restrict or prohibit the undersigned from pledging or otherwise granting a security interest with respect to any Trust Securities held by the undersigned pursuant to that certain Third Amended and Restated Credit Agreement, dated as of August 31, 2005, among the Company, the financial institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent.
          (l) The Company will comply with all provisions of any undertakings contained in the Registration Statement.
          (m) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of any of the Units in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Act or other applicable law.
          (n) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Units to be sold by the Company to the Underwriters hereunder will have been fully paid for by the Company and all laws imposing such taxes will have been fully complied with.
          (o) On the Additional Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Additional Units to be sold by the Company to the Underwriters, if any, hereunder will have been fully paid for by the Company and all laws imposing such taxes will have been fully complied with.
          (p) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Company shall deliver to you at least two days prior to the Closing Date and the Additional Closing Date, as the case may be, a properly completed and executed United States Treasury Department Substitute Form W-9.
          (q) Not more than sixty business days following the Closing Date, the Company will file the Conveyance in the counties in the states listed on Schedule IV covering the leases covered by the Conveyance. The Company will provide to the Representatives evidence of such filings reasonably satisfactory to counsel for the Representatives as promptly as practicable following the time of such filings, and in any event not more than seventy-five business days following the Closing Date.
          (r) The Company will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or the Additional Closing Date, as the case may be, and will advise the Underwriters prior to the Closing Date or the Additional Closing Date, as the case may be, if any statements to be made on behalf of the Company in the certificate contemplated by Section 9 hereof would be inaccurate if made as of the Closing Date or the Additional Closing Date, as the case may be.
     5.2 Of the Trust. The Bank of New York Trust Company, N.A. (as successor to JP Morgan Chase Bank, N.A.), as trustee of the Trust (the “Trustee”), on behalf of the Trust, covenants and agrees with the several Underwriters as follows:
          (a) The Trustee will cause the Trust to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Trustee shall so advise you promptly in writing. The Trustee will use its reasonable best efforts to qualify or register the Trust Units for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will use its reasonable best efforts to cause the Trust to comply with such Blue Sky laws and to continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.
          (b) The Trustee will cause the Trust to timely file with the New York Stock Exchange (the “NYSE”) all documents and notices required by the NYSE of trusts that have or will issue securities that are traded on the NYSE.
          (c) The Trustee will cause the Trust to engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Trust Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Trust Units.
          (d) The Trustee will cause the Trust to make generally available to holders of the Trust Units a consolidated earnings statement (in form complying with the provisions of Rule 158 of the Act), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.
          (e) The Trustee will cause the Trust to furnish to holders of the Trust Units as soon as practicable after the end of each fiscal year an annual report (including financial statements of the Trust certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Trust Units summary financial information of the Trust for such quarter in reasonable detail. For purposes of this Section 5.2(e), the Trust shall be deemed to have made available such summary financial information if such information has been filed on EDGAR
          (f) During the period ending three years from the date hereof, the Trustee will cause the Trust to furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Trust mailed to unitholders or filed with the Commission, the NYSE or any other national securities exchange and (ii) from time to time such other information concerning the Trust as you may reasonably request. For purposes of this Section 5.2(f), the Trust shall be deemed to have furnished the required information if such document has been filed on EDGAR.
     6. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:
          (a) Neither the Company nor the Trust was at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company, the Trust or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Trust Units, is not on the date hereof and will not be on the Closing Date and the Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405).
          (b) The Registration Statement conformed on the Effective Date and will conform on each of the Closing Date and the Additional Closing Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Act. The Preliminary Prospectus conformed, when filed, and the Prospectus will conform, when filed, with the Commission pursuant to Rule 424(b) and on the Closing Date and the Additional Closing Date, as the case may be, to the requirements of the Act.

          (c) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (d) The Prospectus will not, as of its date and on the Closing Date or the Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (e) The Time of Sale Information, all considered together, did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that no representation or warranty is made as to information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Trust Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Trust Units will not be required to be filed pursuant to the Act.
          (h) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the

Exchange Act, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement becomes effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Units in this offering and (c) at the Closing Date and the Additional Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (i) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
          (j) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of the Units.
          (k) Each of the Company, Whiting Oil and Gas Corporation, Whiting Programs, Inc. and Equity Oil Company (Whiting Oil and Gas Corporation, Whiting Programs, Inc. and Equity Oil Company, each a “Subsidiary” and together, the “Subsidiaries”) is a corporation duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or business prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). As of the date of this Agreement, the only subsidiaries of the Company are the Subsidiaries, Whiting Transpetco LP, LLC and Whiting Transpetco GP, LLC. The subsidiaries of the Company, other than the Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-K.
          (l) The Trust is duly organized and validly existing as a statutory trust in good standing under the laws of the State of Delaware with full power and authority to own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto).
          (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties, including the Subject Interests, are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or would have a material adverse effect on the Net Profits Interest and the Pre-Effective Time Payment (each as defined in the Conveyance) or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.
          (n) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its organizational documents or agreements, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, where the existence of such state of facts would have a Material Adverse Effect.
          (o) Each of this Agreement and the trust agreement (the “Organizational Trust Agreement”) by and among Whiting Oil and Gas Corporation, Equity Oil Company, the Trustee, and Wilmington Trust Company, as Delaware trustee of the Trust (the “Delaware Trustee”), has been duly authorized, executed and delivered by the Company, Whiting Oil and Gas Corporation and Equity Oil Company, as applicable; each of the amended and restated trust agreement (the “Trust Agreement”) by and among Whiting Oil and Gas Corporation, Equity Oil Company, the Trustee and the Delaware Trustee, and the administrative services agreement (the “Administrative Services Agreement”) between Whiting Oil and Gas Corporation and the Trust, each in the form to be in effect as of the Closing Date, has been duly authorized and will be duly executed and delivered by Whiting Oil and Gas Corporation and Equity Oil Company, as applicable, as of the Closing Date; and the Organizational Trust Agreement constitutes, and each of the Trust Agreement and the Administrative Services Agreement when duly executed and delivered by Whiting Oil and Gas Corporation and Equity Oil Company, as applicable, and the other parties thereto will constitute, a valid and legally binding agreement of Whiting Oil and Gas Corporation and Equity Oil Company, as applicable, enforceable against Whiting Oil and Gas Corporation and Equity Oil Company, as applicable, in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. The holders of the Trust Units are entitled to the benefits of the Trust Agreement.
          (p) The Conveyance of the Net Profits Interest attached hereto as Exhibit A (the “Conveyance”) by and between Whiting Oil and Gas Corporation and Equity Oil Company (each a “Conveying Subsidiary” and, collectively, the “Conveying Subsidiaries”) and the Trust has been duly authorized and, when duly executed by the proper officers of the Conveying

Subsidiaries (assuming due execution and delivery by the Trustee) and delivered by the Conveying Subsidiaries to the Trust will constitute valid and binding agreements of the Conveying Subsidiaries enforceable against the Conveying Subsidiaries in accordance with its terms, except as enforceability of the Conveyance may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought; the form of the Conveyance complies with the laws of each of the states in which such Conveyance is to be recorded or filed, including all applicable recording, filing and registration laws and regulations, and is adequate and sufficient to transfer title to the Net Profits Interest and the Pre-Effective Time Payment to the Trust; the recording of the Conveyance in the real property records in each county where the Subject Interests are located is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company or the Conveying Subsidiaries will be deemed to purchase with notice of and subject to such Net Profits Interest and Pre-Effective Time Payment; the Conveyance, the Net Profits Interest and the Pre-Effective Time Payment conform in all material respects to the descriptions thereof in the Prospectus; the Net Profits Interest and the Pre-Effective Time Payment described in the Prospectus are described in the Conveyance in a manner sufficient to identify the interests conveyed under the laws of each of the states listed on Schedule IV; and on the Closing Date 13,863,889 Trust Units shall have been issued by the Trust to the Conveying Subsidiaries in consideration for the conveyance by the Conveying Subsidiaries to the Trust of the Net Profits Interest and the Pre-Effective Time Payment pursuant to the Conveyance, after which such 13,863,889 Trust Units shall have been distributed by the Conveying Subsidiaries to the Company; on the Closing Date and the Additional Closing Date, as the case may be, 13,863,889 Trust Units will be issued and outstanding.
          (q) The Trust Units have been duly authorized for issuance by the Trust, and, when duly issued and delivered to the Company in accordance with the Trust Agreement, the Trust Units will be duly and validly issued and outstanding, fully paid and nonassessable and are free of any preemptive or similar rights, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Trust Agreement and enforceable in accordance with their terms, except as the enforceability of each may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. The Trust Units, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.
          (r) On the Closing Date, the Company will have good and valid title to the Trust Units to be sold by the Company hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever, and the Company has full power and authority to sell, assign, transfer and deliver such Trust Units hereunder; and, upon the delivery of such Trust Units and payment therefor pursuant hereto, good and valid title to such Trust Units, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.
          (s) All consents, approvals, authorizations and orders necessary for the transfer of the Net Profits Interest and the Pre-Effective Time Payment to the Trust as described in the Prospectus have been obtained and such transfer has not had the effect of creating, and there does not exist, any lien, claim, encumbrance or equity of any kind in favor of any person with respect to any of the Net Profits Interest or the Pre-Effective Time Payment except (i) to the extent such rights have been validly waived in writing or (ii) to the extent such liens, claims, encumbrances or equities, which, if asserted or exercised, would not have a material adverse effect on the value of the Trust Units.
          (t) None of (i) the formation of the Trust by the execution and delivery of the Organizational Trust Agreement, (ii) the transfer of the Net Profits Interest and the Pre-Effective Time Payment by the Conveying Subsidiaries to the Trust by the execution and delivery of the Conveyance, (iii) the distribution of the 13,863,889 Trust Units by the Conveying Subsidiaries to the Company, (iv) the sale of the Units by the Company or (iv) the execution, delivery or performance of this Agreement, the Organizational Trust Agreement, the Trust Agreement, the Administrative Services Agreement and the Conveyance by the Company and the Trust nor the consummation by the Company and the Trust of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Units under the Act, the listing of the Units for trading on the NYSE, the registration of the Trust Units under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the Financial Industry Regulatory Authority’s (“FINRA”) clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s NASD Conduct Rules), (B) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of organization or operating agreement or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (C) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties or (D) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except as disclosed in the Prospectus and except for such consents, approvals, authorizations, orders, registrations, filings, conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
          (u) Except as described in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Trust Units or any such warrants, convertible securities or obligations.
          (v) Deloitte & Touche LLP, the certified public accountants who have certified the financial statements of the Company, the Trust and the Underlying Properties (as

defined in the Conveyance) (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.
          (w) The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects, on the basis set forth in the Prospectus, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
          (x) The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Cawley, Gillespie & Associates, Inc. (“Cawley Gillespie”), independent petroleum engineers, for purposes of auditing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Cawley Gillespie, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, neither the Company nor its subsidiaries is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act. Cawley Gillespie, whose report as of December 31, 2007 is referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.
          (y) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any loss to its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that could reasonably be expected to result in a Material Adverse Affect, (iii) the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or result of operations of the Company.
          (z) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), the Trust has not sustained since the date of its formation any material loss or interference with respect to the Subject Interests from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there has not been (i) any change in the number of outstanding Trust Units or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, or results of operations of the Trust, or management of the Subject Interests, otherwise than as set forth or contemplated in the Prospectus.
          (aa) The Units have been approved for listing on the NYSE under the symbol “WHX,” subject to official notice of issuance of the Units being sold by the Company, and upon consummation of the offering contemplated hereby the Trust will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.
          (bb) Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.
          (cc) Neither the Company nor the Trust is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.
          (dd) The Conveying Subsidiaries have and, as of the Closing Date and the Additional Closing Date, as the case may be, will have good and defensible title to the Subject Interests and, with respect to each well set forth in Exhibit B to the Supplemental Agreement, by and among the Conveying Subsidiaries and the Trustee, the Conveying Subsidiaries are (i) entitled to receive not less than the percentage set forth in such Exhibit B as the “Net Revenue Interest” of all Minerals (as defined in the Conveyance) produced, saved and marketed from such well to which such Net Revenue Interest corresponds without reduction of such interest throughout the duration of the Conveyance, except as specifically set forth in such Exhibit B, and (ii) obligated to bear the percentage of the costs and expenses relating to the maintenance, development and operation of such well not greater than the “Working Interest” shown in such Exhibit B with respect to such well, without increase throughout the duration of the Conveyance, except as specifically set forth in such Exhibit B, subject (in each case) to the (x) Permitted Encumbrances (as defined in the Conveyance and none of which in the aggregate materially adversely affect the value of the Subject Interests and do not materially interfere with the Net Profits Interest or the Pre-Effective Time Payment or the use made and proposed to be made of such property by the Company and the Conveying Subsidiaries) and (y) upon conveyance of the Net Profits Interest and the Pre-Effective Time Payment to the Trust pursuant to the Conveyance, the Net Profits Interest and the Pre-Effective Time Payment. All contracts, agreements and underlying leases, which comprise a portion of the Subject Interests and which individually or in the aggregate are material to the Subject Interests taken as a whole, are in full force and effect, the Company and/or the Conveying Subsidiaries has paid all rents and other charges or amounts to the extent due and payable thereunder, is not in default under any of such underlying contracts, agreements or leases, has received no notice of default from any other party thereto and knows of no material default by any other party thereto. The working interests and net revenue interests in oil, gas and mineral leases and mineral interests that constitute a portion of the Subject Interests held by the Conveying Subsidiaries reflect in all material respects the right of such Conveying Subsidiaries to own, operate and receive production from such Subject Interests, and the care taken by the Company and the Conveying Subsidiaries with respect to acquiring or otherwise procuring such leases and mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to develop and produce such for hydrocarbons. Upon recordation and filing of the Conveyance, the Trust will have good and defensible title to the Net Profits Interest and the Pre-Effective Time Payment, free and clear of all liens, encumbrances and defects, except Permitted Encumbrances.
          (ee) As of the Closing Date and the Additional Closing Date, as the case may be, except for liens and encumbrances described in paragraph (dd) above, any and all liens or encumbrances on the Subject Interests will be subordinated to the Net Profits Interest and the Pre-Effective Time Payment and all future liens or encumbrances on the Subject Interests shall be subordinate and inferior to the Net Profits Interest and the Pre-Effective Time Payment.
          (ff) Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Prospectus or Time of Sale Information, the Trust has not (i) issued or granted any Trust Units, (ii) incurred any liability or obligation, direct or contingent, (iii) entered into any transaction not in the ordinary course of business or (iv) made any distribution.
          (gg) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (hh) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (ii) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (jj) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
          (kk) No officer or director of the Company has a direct or indirect affiliation or association with any member of FINRA.
          (ll) The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company’s reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.
          (mm) The statements (including the assumptions described therein) included in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Projected Cash Distributions” and “The Underlying Properties” (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.
          (nn) The statements set forth in the Prospectus under the caption “Description of the Trust Units,” insofar as they purport to constitute a summary of the terms of the Trust Units, and the statements under the captions “The Trust,” “Computation of Net Proceeds,” “Description of the Trust Agreement,” “Description of the Trust Units,” “Federal Income Tax Consequences,” “State Tax Considerations,” “ERISA Considerations” and “Underwriting,” fairly and accurately describe the provisions of the laws and documents referred to therein in all material respects.
          (oo) The Trustee is a national banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.
          (pp) The Delaware Trustee is a Delaware banking corporation duly authorized and empowered to act as Delaware trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.
          (qq) No consent, approval, authorization or filing is required under any law, rule or regulation of any of the states listed on Schedule IV, or of the United States of America in order to permit the Trustee to act as Trustee of the Trust.
     7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated (except as set forth in clause (x) below), the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, each Preliminary Prospectus, the Time of Sale Information and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (iv) the fees and expenses associated with listing the Units on the NYSE; (v) the cost of preparing unit certificates, if any; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; (ix) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; and (x) if the proposed offering is completed, a structuring fee equal to $[                    ] to Raymond James & Associates, Inc. for advisory services in connection with the evaluation, analysis and structuring of the Trust (plus an additional 0.75% of the aggregate public offering price of any Additional Units). Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(i).
     8. Indemnification and Contribution. Subject to the limitations in this paragraph, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith.
     In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received.
     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party against whom indemnification is being sought (the “indemnifying party”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 8, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for the Underwriters and such controlling persons)). It is understood that the indemnifying party shall not, in respect of the legal expenses of the Underwriters and controlling persons in connection with any proceeding or related proceedings in the same jurisdiction, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all controlling persons. In the case of any such separate firm for the Underwriters and such controlling persons, such firm shall be designated in writing by the Representatives. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8. If at any time any Underwriter shall have requested an indemnifying party to reimburse such Underwriter for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this paragraph effected without its written consent if (i) such settlement is entered into 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered and (iii) such indemnifying party shall not have reimbursed such Underwriter in accordance with such request prior to the date of such settlement.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors or its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers, or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors or its officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding and following paragraph.
     In any event, the Company will not, without the prior written consent of the Representatives, settle, compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls any Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Underwriter or such controlling persons.
     If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the second table in the section of the Prospectus entitled “Underwriting.” The relative fault of the Company, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 12 hereof) and not joint.
     Notwithstanding the second paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors, its officers or any person controlling the Company, (ii)

acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors, its officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:
          (a) The Registration Statement shall have become effective not later than 4:00 p.m., St. Petersburg, Florida time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Organizational Trust Agreement, the Trust Agreement, the Administrative Services Agreement, the Conveyance, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) except as set forth or contemplated by the Time of Sale Information and the Prospectus, there shall not have been any change in the Trust Units or any material change in the indebtedness (other than in the ordinary course of business) of the Company or the Trust, (ii) except as set forth or contemplated by the Time of Sale Information and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Trust that is not in the ordinary course of business or by the Company or the Trust that could reasonably be expected to result in a material reduction in the future earnings of the Trust, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Subject Interests, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that could reasonably be expected to result in a Material Adverse Affect or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or business prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.
          (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, substantially to the effect that:

          (i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “DST Act”), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
          (ii) Under the DST Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, all as described in the Registration Statement and the Prospectus.
          (iii) Under the DST Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the Underwriting Agreement and (b) issue the Trust Units and perform its obligations with respect thereto.
          (iv) The Trust Units have been duly authorized for issuance by the Trust Agreement and, upon (i) each Person to whom a Trust Unit is to be issued by the Trust (collectively, the “Trust Unit Holders”) having been issued such Trust Unit and paid for the Trust Unit acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (ii) the Trust Units having been issued and sold to the Trust Unit Holders in accordance with the Trust Agreement and the Registration Statement, the Trust Units will constitute valid and, subject to the qualifications set forth in paragraph (vi) below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.
          (v) Neither the execution, delivery and performance by the Trust of the Underwriting Agreement and the issuance of the Trust Units, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to the Trust Agreement.
          (vi) The Trust Unit Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Unit Holders may be obligated to make payments as set forth in the Trust Agreement.
          In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

          (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Foley & Lardner LLP, counsel to the Company, substantially to the effect that:
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (iii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.
          (iv) Whiting Oil and Gas Corporation has all requisite corporate power and authority to enter into the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement. Each of the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement has been duly authorized, executed and delivered by Whiting Oil and Gas Corporation. Each of the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement is a valid and binding agreement of Whiting Oil and Gas Corporation, enforceable against Whiting Oil and Gas Corporation in accordance with its terms, except as to the extent enforceability may be limited by (A) the application of bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought (regardless of whether enforcement is considered in a proceeding at equity or law), and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws, as to which we express no opinion.
          (v) Equity Oil Company has all requisite corporate power and authority to enter into the Organizational Trust Agreement and the Trust Agreement. Each of the Organizational Trust Agreement and the Trust Agreement has been duly authorized, executed and delivered by Equity Oil Company. Each of the Organizational Trust Agreement and the Trust Agreement is a valid and binding agreement of Equity Oil Company, enforceable against Equity Oil Company in accordance with its terms, except as to the extent enforceability may be limited by (A) the application of bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought (regardless of whether enforcement is considered in a proceeding at equity or law), and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws, as to which we express no opinion.
          (vi) The Conveyance has been duly authorized.
          (vii) The Company has duly authorized the sale of the Units to be sold by the Company to the Underwriters pursuant to this Agreement.
          (viii) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.
          (ix) No filing with, or authorization, approval, consent, license, registration, qualification or decree of, any domestic court or regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Company or any of its properties (together, the “Consents”) is required on the part of the Company for the valid sale of the Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement, the Organizational Trust Agreement, the Trust Agreement or the Administrative Services Agreement or the consummation of the transactions contemplated hereby and thereby, except for such Consents (i) as required under the Act or the Exchange Act and the rules and regulations thereunder and state securities or “Blue Sky” laws or under the rules and regulations of FINRA, as to which such counsel need not express an opinion, (ii) which have been, or prior to the Closing Date will be, obtained, or (iii) which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
          (x) None of (i) the offer, sale or delivery of the Units by the Company, (ii) the execution, delivery or performance by the Company of this Agreement, the Organizational Trust Agreement, the Trust Agreement or the Administrative Services Agreement, or (iii) the consummation by the Company of the transactions contemplated hereby, (A) constitutes or will constitute a breach of, or a default under, any agreement identified in Schedule I to this opinion or (B) violates or will result in any violation of the laws of any state or federal law having jurisdiction over the Company or any of its properties, except in all cases for any breach, default or violation that would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of this Section 9(e)(ix), such counsel need not express any opinion with respect to federal or state securities laws or other antifraud laws.
          (xi) To such counsel’s knowledge, there is no agreement, contract, indenture, lease or other instrument to which the Company or the Trust is a party that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Securities Act.
          (xii) The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).
          (xiii) The Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (except for the financial statements and notes and the schedules thereto and the auditor’s report thereon, the oil and gas reserve data and the other financial, statistical and accounting data included therein or in exhibits to or excluded from the Registration Statement, as to which such counsel need not express any opinion) each appeared on its face appropriately responsive in all material respects to the requirements of the Act.
          (xiv) The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other documents and exhibits filed pursuant to the Exchange Act that are incorporated by reference into the Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus (except for the financial statements and notes and the schedules thereto and the auditor’s reports thereon, the oil and gas reserve data and the other financial, statistical and accounting data included therein or in exhibits to or excluded from such documents, as to which such counsel need not express any opinion) each appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act.
          (xv) Neither the Company nor the Trust is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          (xvi) The Units have been approved for listing on the New York Stock Exchange.
          (xvii) The statements (A) in the Time of Sale Information and the Prospectus under the captions “The Trust,” “Computation of Net Proceeds,” “Description of the Trust Agreement,” “Description of the Trust Units,” “Federal Income Tax Considerations” and “ERISA Considerations” and (B) in Item 14 of the Registration Statement, insofar as such statements constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate descriptions in all material respects of the legal matters described therein.
          (xviii) Assuming the sale of the Additional Units by the Company as described in the Prospectus, the Additional Units are fungible, for federal income tax purposes, with the Firm Units.
          (xix) Upon the registration by American Stock Transfer & Trust Company (acting as transfer agent for the Trust) (the “Transfer Agent”) of the Firm Units in the name of Cede & Co. (as nominee for DTC) as the owner of such Firm Units, the crediting by DTC (acting in its capacity as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code of the State of New York (the “NYUCC”)) by means of book entry of the Firm Units to the securities accounts (within the meaning of Section 8-501(a) of the NYUCC) of the Underwriters maintained with DTC (the “Securities Accounts”), and the payment of the purchase price for the Firm Units pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the NYUCC), each of the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) to the Firm Units so credited to such Underwriter’s Securities Account, free of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the NYUCC) to the securities underlying such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory.
          (xx) Upon the registration by the Transfer Agent of the Additional Units in the name of Cede & Co. (as nominee for DTC) as the owner of such Additional Units, the crediting by DTC (acting in its capacity as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the NYUCC) by means of book entry of the Additional Units to the Securities Accounts, and the payment of the purchase price for the Additional Units pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the NYUCC), each of the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) to the Additional Units so credited to such Underwriter’s Securities Account, free of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the NYUCC) to the securities underlying such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory.
          In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be. In rendering such opinion, counsel may, as to all matters governed by laws of jurisdictions other than the laws of the States of New York and Wisconsin, the federal law of the United States and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Wisconsin.
     In addition to the opinion set forth above, such counsel shall state that such counsel has participated in conferences with officers and employees of the Company, with representatives of the independent registered public accounting firm and independent engineering firm of the Company, and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent set forth in paragraph (xvii) above), on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of its issue date and as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion from each of Fleck, Mather & Strutz, Ltd., Cotton Bledsoe Tighe & Dawson, P.C., Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Crowe & Dunlevy, P.C., Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P., Holland & Hart LLP and Mika, Meyers, Beckett & Jones, PLC, local counsel to the Company in the state listed opposite such counsel’s name on Schedule V, substantially to the effect that:
          (i) The form of the Conveyance to be filed is adequate and sufficient under the laws of the applicable state or states to transfer title to the Net Profits Interest and the Pre-Effective Time Payment to the Trust and complies with the laws of the applicable state relating to recording, filing and registration laws and regulations; the recording of the Conveyance in the appropriate real property records in each county in the applicable state where the Subject Interests are located is sufficient to provide the Trust the protections afforded under the recordation laws of the applicable state against purchasers or creditors of the Company subsequently acquiring interests in the Subject Interests, and such purchasers and creditors of the Company will be deemed to purchase with notice of, and subject to, such Net Profits Interest and Pre-Effective Time Payment and the Conveyance and the related Net Profits Interest and Pre-Effective Time Payment should not constitute executory contracts as such term is used in the federal bankruptcy code; the Company is not required to make any recordings or filings of the Conveyance under the laws of the applicable state other than those recordings or filings described in the immediately preceding clause.
          (ii) Neither the Trust nor the Trustee is required to qualify to transact business or appoint an agent for service of process in the applicable state as a result of the ownership, operation or activities of the Trust or the Trustee with respect to the Trust, and the activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the applicable state.
          (iii) A beneficial owner of a Trust Unit will not be subject to personal liability under state and local laws in the applicable state or states by virtue of said ownership, including liability regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.
          (iv) The execution, delivery and performance by the Trustee of the Trust Agreement will not violate or conflict with any law, administrative ruling or regulation of the applicable state.
          (v) No consent, approval, authorization or filing is required under any law, rule or regulation of the applicable state (A) to permit the Trustee to act as trustee with respect to the Net Profits Interest and the Pre-Effective Time Payment or (B) in connection with the execution and delivery of the Conveyance, or is necessary to ensure the validity, legality or enforceability of the Conveyance.
          In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.
          (g) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Bruce R. DeBoer, Vice President, General Counsel and Corporate Secretary of the Company, substantially to the effect that:
          (i) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel’s knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and, to the best of such counsel’s knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
          (ii) To the best of such counsel’s knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any domestic court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of their respective obligations hereunder.
          (iii) All descriptions in the Registration Statement of contracts and other documents to which the Company or any of its subsidiaries are a party are, to the best of such counsel’s knowledge, accurate in all material respects; to the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.
          (iv) The information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Commission on February 28, 2008 under “Business—Title to Properties” and “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.
          (v) The execution, delivery and performance of this Agreement, the Organizational Trust Agreement, the Conveyance, the Trust Agreement or the Administrative Services Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the offering, issuance and sale of the Units pursuant to this Agreement) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary of the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Events or liens, charges or encumbrances that would not have a Material Adverse Effect).
          In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. In giving such opinion such counsel may, as to all matters governed by the laws of jurisdictions other than the law of the State of Colorado, the federal law of the United States, and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Colorado. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
          (h) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (i) You shall have received on the Closing Date or Additional Closing Date, as the case may be, a certificate of the Trustee, dated the Closing Date or Additional Closing Date, as the case may be, executed by a duly authorized officer of the Trustee, representing and warranting to each of the Underwriters that:
          (i) The Trustee is a national banking association authorized and empowered to act as trustee of the Trust pursuant to the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the State of Delaware or of the United States of America in order to permit the Trustee to act as trustee of the Trust;
          (ii) The Trust Agreement has been executed and delivered by the Trustee and, assuming the due authorization, execution and delivery thereof by the Conveying Subsidiaries and the Delaware Trustee, is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; and the Conveyance has been duly and validly executed by the Trustee; and
          (iii) There are 13,863,889 Trust Units authorized and outstanding under the Trust Agreement, all of which have been duly and validly issued in accordance with the Trust Agreement; and holders of the Trust Units are entitled to the benefits of the Trust Agreement.
          (j) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.
          (k) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(k) and in Sections 9(c) and 9(l) hereof.
          (l) Neither the Company nor the Trust shall have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.
          (m) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.
          (n) You shall have received letters addressed to you and dated the Closing Date or the Additional Closing Date, as the case may be, from Cawley Gillespie stating the conclusions and findings of such firm with respect to oil and gas reserves of the Company relating to the Subject Interests, substantially in the form approved by you.
     The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date, the opinions called for by paragraph (f) that were delivered on the Closing Date shall contemplate and cover such Additional Units and the opinions called for by paragraphs (d), (e) and (g) shall be revised to reflect the sale of Additional Units. In addition, the several obligations of the Underwriters to purchase Additional Units hereunder are subject to the receipt of a certificate dated the Additional Closing Date from the Company to the effect that, as of the Additional Closing Date: (i) the representations and warranties made by the Company herein are true and correct in all material respect and (ii) the Company has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Additional Closing Date.

     If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.
     10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.
     11. Use of Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Representatives, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus included in the Time of Sale Information.
     12. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Company for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.
     13. Termination of Agreement. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement) or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Date or the Additional Closing Date, as applicable, any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities, or (vi) if S&P and/or Moody’s downgrades or announces a potential downgrade or a review for possible ratings changes in any of the Company’s outstanding debt.
     14. Information Furnished by the Underwriters. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of Units, (ii) the first and second sentences of the third paragraph (iii) the eleventh through sixteenth paragraphs, the eighteenth paragraph and the twenty-first paragraph, each under the caption “Underwriting” in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(c), 6(d), 6(e) and 6(f) and 8 hereof.
     15. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:
(i)	to the Company

Whiting Petroleum Corporation 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300 Attention: Chief Financial Officer

with a copy to

Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Benjamin F. Garmer, III

(ii)	to the Trust

The Bank of New York Trust Company, N.A. Global Corporate Trust 221 West Sixth Street, 1st Floor Austin, Texas 78701 Attention: Mike J. Ulrich

with a copy to

Bracewell & Giuliani LLP 111 Congress Avenue Suite 2300 Austin, Texas 78701 Attention: Thomas Adkins

(iii)	to the Underwriters

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: John Critchlow

Wachovia Capital Markets, LLC 375 Park Avenue New York, New York 10152 Attention:

with a copy to

Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2300 Houston, Texas 77002 Attention: David H. Stone
     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Trust.
     16. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and, except to the extent set out in clause (xi) of Section 7 hereof are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Units and that such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit that they may derive from, such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of their respective members, managers, employees or creditors.
     17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.
     This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
     This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.
     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust and the several Underwriters.

Very truly yours, WHITING PETROLEUM CORPORATION
By:
Name:
Title:

WHITING USA TRUST I
By:	The Bank of New York Trust Company, N.A., Trustee
By:
	Name:	Mike J. Ulrich
	Title:	Vice President

CONFIRMED as of the date first above
mentioned, on behalf of the Representatives
and the other several Underwriters named in
Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.
By:
Authorized Representative

WACHOVIA CAPITAL MARKETS, LLC
By:
Authorized Representative

SCHEDULE I

Number
Name	Firm Units

Raymond James & Associates, Inc.
Wachovia Capital Markets, LLC
RBC Capital Markets
Oppenheimer & Co. Inc.
Stifel Nicolaus

Total:	10,850,000

I-1

SCHEDULE II
Free Writing Prospectuses
None.

II-1

SCHEDULE III
Information Included in “Time of Sale Information”

Public offering price:	$[____] per Trust Unit

Underwriting discounts and commissions (excluding a structuring fee of $[______] payable to Raymond James & Associates, Inc.):	$[____] per Trust Unit

Total proceeds to Whiting Petroleum Corporation after discounts but before expenses (excluding a structuring fee of $[______] payable to Raymond James & Associates, Inc.):	$[____________]

Settlement and delivery date:	[____________]

III-1

SCHEDULE IV
LIST OF STATES
Alabama
Arkansas
Colorado
Kansas
Louisiana
Michigan
Mississippi
Montana
New Mexico
North Dakota
Oklahoma
Texas
Utah
Wyoming

IV-1

SCHEDULE IV

Arkansas	Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
Michigan	Mika, Meyers, Beckett & Jones, PLC
Montana	Crowe & Dunlevy, P.C.
North Dakota	Fleck, Mather & Strutz, Ltd.
Oklahoma	Crowe & Dunlevy, P.C.
Texas	Cotton Bledsoe Tighe & Dawson, P.C.
Wyoming	Holland & Hart LLP

V-1